Exhibit 99.1

IMMUNOMEDICS OUTLINES REVISED SETTLEMENT OFFER REJECTED BY VENBIO; ANNOUNCES ACTIONS THAT ARE IN THE BEST INTERESTS OF ALL STOCKHOLDERS

Urges Stockholders to Vote "FOR" the Company's Director Nominees

on the WHITE Proxy Card

Morris Plains, N.J., March 2, 2017 – Immunomedics, Inc. (NASDAQ: IMMU) (“Immunomedics” or “the Company”) today announced that the Company offered venBio Select Advisor, LLC (“venBio”) a revised settlement proposal in connection with the Company's 2016 Annual Meeting of Stockholders, which venBio has rejected.

The settlement proposal consisted of the following terms, along with other customary provisions:

•	The immediate appointment of all four of venBio’s nominees to the Immunomedics Board of Directors to join four of Immunomedics’ director nominees;
•	Jason Aryeh, Vice Chairman of the Board, and under the previously announced leadership succession plan, Chairman as of June 30, 2017, has offered to step down immediately in order to facilitate a stockholder-friendly settlement; and
•	The previously initiated formal search for a new Chief Executive Officer would continue under the new Board.

The Immunomedics Board has made numerous, generous and constructive settlement proposals to venBio, including the most recent proposal outlined today. venBio’s continuous rejection of the Board’s proposals have made it clear that it will settle for nothing short of control over the Company in order to attempt to dissolve the stockholder-friendly Seattle Genetics partnership in favor of venBio's highly dilutive strategy to proprietarily direct future dilutive financings to themselves and a select few other institutional stockholders with whom they have discussed this strategy.

THE BOARD OF DIRECTORS REMAINS COMMITTED TO TAKING ACTIONS THAT ARE IN THE BEST INTERESTS OF ALL STOCKHOLDERS

“The new Board of Directors of Immunomedics deeply values the input of its stockholders,” said Mr. Aryeh. “Having worked with the Company and the new Board over the past two months, I have seen first-hand the dedication of the Immunomedics team to generating stockholder value while saving the lives of cancer patients. I believe the recently announced licensing agreement for IMMU-132 with Seattle Genetics is a profound stockholder achievement and I am very proud to have been a part of it. I would be happy to step aside from the Board in order to facilitate a settlement with venBio that would stop the use of stockholder capital on the ongoing legal and proxy-related expenditures.”

IT IS IMPORTANT THAT IMMUNOMEDICS STOCKHOLDERS VOTE

AS SOON AS POSSIBLE NO MATTER HOW MANY OR HOW FEW

SHARES THEY OWN – MAKE SURE YOUR VOICE IS HEARD

If you have any questions or require any assistance with voting your shares, please contact the Company’s proxy solicitor listed below:

105 Madison Avenue

New York, New York 10016

proxy@mackenziepartners.com

Call Collect: (212) 929-5500

or

Toll-Free (800) 322-2885

Email: immu@mackenziepartners.com

Greenhill & Co., LLC, is serving as financial advisor to Immunomedics. DLA Piper LLP (US) and Vinson & Elkins L.L.P. are serving as legal advisors.

About Immunomedics

Immunomedics (the “Company”) is a clinical-stage biopharmaceutical company developing monoclonal antibody-based products for the targeted treatment of cancer, autoimmune disorders and other serious diseases. Immunomedics’ advanced proprietary technologies allow the Company to create humanized antibodies that can be used either alone in unlabeled or “naked” form, or conjugated with radioactive isotopes, chemotherapeutics, cytokines or toxins. Using these technologies, Immunomedics has built a pipeline of eight clinical-stage product candidates. Immunomedics’ portfolio of investigational products includes antibody-drug conjugates (ADCs) that are designed to deliver a specific payload of a chemotherapeutic directly to the tumor while reducing overall toxic effects that are usually found with conventional administration of these chemotherapeutic agents. Immunomedics’ most advanced ADCs are sacituzumab govitecan (IMMU-132) and labetuzumab govitecan (IMMU-130), which are in Phase 2 trials for a number of solid tumors and metastatic colorectal cancer, respectively. IMMU-132 has received Breakthrough Therapy Designation from the FDA for the treatment of patients with triple-negative breast cancer who have failed at least two prior therapies for metastatic disease. Immunomedics has a research collaboration with Bayer to study epratuzumab as a thorium-227-labeled antibody. Immunomedics has other ongoing collaborations in oncology with independent cancer study groups. The IntreALL Inter-European study group is conducting a large, randomized Phase 3 trial combining epratuzumab with chemotherapy in children with relapsed acute lymphoblastic leukemia at clinical sites in Australia, Europe, and Israel. Immunomedics also has a number of other product candidates that target solid tumors and hematologic malignancies, as well as other diseases, in various stages of clinical and preclinical development. These include combination therapies involving its antibody-drug conjugates, bispecific antibodies targeting cancers and infectious diseases as T-cell redirecting immunotherapies, as well as bispecific antibodies for next-generation cancer and autoimmune disease therapies, created using its patented DOCK-AND-LOCK® protein conjugation technology. The Company believes that its portfolio of intellectual property, which includes approximately 306 active patents in the United States and more than 400 foreign patents, protects its product candidates and technologies. For additional information on the Company, please visit its website at www.immunomedics.com. The information on its website does not, however, form a part of this press release.

Important Additional Information

Immunomedics, Inc, (the “Company”) its directors and certain of its executive officers will be deemed to be participants in the solicitation of proxies from Company stockholders in connection with the matters to be considered at the Company’s 2016 Annual Meeting. The Company has filed a definitive proxy statement and form of WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with any such solicitation of proxies from the Company stockholders. COMPANY STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT AND THE SUPPLEMENT FILED ON JANUARY 9, 2017 (INCLUDING ANY AMENDMENTS AND SUPPLEMENTS), THE ACCOMPANYING WHITE PROXY CARD AND OTHER RELEVANT DOCUMENTS THAT THE COMPANY FILES WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Information regarding the identity of participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the proxy statement and other materials filed by the Company with the SEC. Stockholders will be able to obtain the proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Company’s website at www.immunomedics.com, by writing to Immunomedics, Inc. at 300 The American Road, Morris Plains, New Jersey 07950, or by calling the Company’s proxy solicitor, or by calling Dr. Chau Cheng, Senior Director, Investor Relations & Corporate Secretary, (973) 605-8200, extension 123.

Forward-Looking Statements

This letter, in addition to historical information, may contain forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Such statements, including statements regarding clinical trials (including the funding therefor, anticipated patient enrollment, trial outcomes, timing or associated costs), regulatory applications and related timelines, out-licensing arrangements (including the timing and amount of contingent payments under the license and development agreement with Seattle Genetics), forecasts of future operating results, potential collaborations, and capital raising activities, involve significant risks and uncertainties and actual results could differ materially from those expressed or implied herein. Factors that could cause such differences include, but are not limited to, the Company’s dependence on business collaborations or availability of required financing from capital markets, or other sources on acceptable terms, if at all, in order to further develop our products and finance our operations, new product development (including clinical trials outcome and regulatory requirements/actions), the risk that we or any of our collaborators may be unable to secure regulatory approval of and market our drug candidates, risks associated with the outcome of pending litigation and competitive risks to marketed products, and the Company’s ability to repay its outstanding indebtedness, if and when required, as well as the risks discussed in the Company’s filings with the Securities and Exchange Commission. The Company is not under any obligation, and the Company expressly disclaims any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

For More Information:

Dr. Chau Cheng

Senior Director, Investor Relations & Corporate Secretary

(973) 605-8200, extension 123

ccheng@immunomedics.com

Media

Dan Katcher / Ed Trissel / Nick Lamplough

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449

Investors

Dan Burch / Bob Marese

MacKenzie Partners, Inc.

dburch@mackenziepartners.com / bmarese@mackenziepartners.com

(212) 929-5500